                                  SCHEDULE 14A
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[X]     Soliciting Material Pursuant toss. 240.14a-12

                             Kerr-McGee Corporation

                (Name of Registrant as Specified In Its Charter)

                                Icahn Partners LP
                          Icahn Partners Master Fund LP
                         High River Limited Partnership
                                  Carl C. Icahn
                                Keith A. Meister
                               Vincent J. Intrieri
                                JANA Partners LLC
                             JANA Master Fund, Ltd.
                               Barry S. Rosenstein
                                   August Roth


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

         On April 13, 2005, Carl C. Icahn, Barry S. Rosenstein, certain of their respective affiliates and Kerr-McGee Corporation entered into an agreement (the "Agreement"). A copy of the Agreement is attached hereto.

         On April 14, 2005, Carl C. Icahn and Barry S. Rosenstein issued a press release (the "Press Release"). A copy of the Press Release is attached hereto.

CARL C. ICAHN, BARRY S. ROSENSTEIN AND CERTAIN RELATED PARTIES FILED A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 2005 RELATING TO THEIR SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF KERR-MCGEE CORPORATION WITH RESPECT TO THE 2005 ANNUAL MEETING OF KERR-MCGEE'S STOCKHOLDERS. THE PRELIMINARY PROXY STATEMENT CONTAINS DETAILED INFORMATION REGARDING THE NAMES, AFFILIATIONS AND INTERESTS OF PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES OF KERR-MCGEE'S STOCKHOLDERS. THESE PARTIES INTEND TO FILE A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS MAY BE OBTAINED WITHOUT CHARGE FROM THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV, AND THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF KERR-MCGEE CORPORATION.

                                                                  EXECUTION COPY

          AGREEMENT,   dated   April  13,   2005,   between   Kerr-McGee
          Corporation,  a  Delaware  corporation  (the  "COMPANY"),  the parties  listed on the  signature  pages of this  agreement as
          Icahn Parties (each, an "ICAHN PARTY" and,  collectively,  the
          "ICAHN  PARTIES"),  and the  parties  listed on the  signature pages of this  agreement as Jana Parties (each, a "JANA PARTY"
          and, collectively, the "JANA PARTIES").
--------------------------------------------------------------------------------

                  The Icahn Parties and the JANA Parties have filed preliminary proxy materials for use in connection with the Company's 2005 Annual Meeting of Stockholders (collectively, the "PROXY MATERIALS") with the Securities and Exchange Commission (the "SEC"), and each of the Icahn Parties and the JANA Parties has agreed to immediately suspend their solicitation of proxies in connection with such Annual Meeting and, upon the Company's acceptance of shares for payment (the "TENDER ACCEPTANCE") in the Tender Offer (defined below), to terminate such solicitation and to withdraw their slate of nominees to the Company's board of directors. For the purpose of this Agreement, the filing of amendments to a proxy statement and the filing of other proxy materials with the SEC intended to be responsive to comments from the SEC do not constitute the solicitation of proxies, all in a manner not inconsistent with the terms of this Agreement.

                  The Company plans to announce a self tender offer to acquire between $3.96 billion and $4.0 billion in purchase price of its common stock in a modified "Dutch" auction with a price range of $85 to $92 per share, subject to receipt of satisfactory financing pursuant to an existing bank commitment and other customary conditions for issuer self tender offers (the "TENDER OFFER").

                  In  consideration  of  the  mutual  promises,   covenants  and
agreements contained herein, the parties agree as follows:

                  1. Each of the Icahn Parties and the JANA Parties, as applicable, hereby suspend their solicitation of proxies in connection with the Company's 2005 Annual Meeting of Stockholders until the earlier of (1) May 25, 2005, (2) April 29, 2005 if the Company has not commenced the Tender Offer by such date and (3) the date, if any, on which the Tender Offer is terminated or abandoned or the terms of which are amended in any material respect (other than an amendment to increase the aggregate number of shares to be purchased in the Tender Offer) (such earlier date, the "SOLICITATION DATE"), after which the Icahn Parties and the JANA Parties may at their election commence such solicitation in accordance with terms of this Agreement. After the Tender Acceptance, each of the Icahn Parties and the JANA Parties agrees to withdraw its notice of intent to nominate persons for election as directors of the Company at the Company's 2005 Annual Meeting of Stockholders, dated March 2, 2005, pursuant to Article III, Section 10 of the Company's By-Laws, and shall take all steps necessary to cease, and to cause all Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) immediately to cease, all efforts to nominate or elect directors to the board of directors of the Company. After the Tender Acceptance, each of the Icahn Parties and the JANA Parties further agrees to vote for, and to cause all Affiliates to vote for, the Company's nominees for election at the 2005 Annual Meeting of Stockholders.

                  2. Each of the Icahn Parties and the JANA Parties agrees that, for a period from the date of this Agreement through and including May 10, 2008 (the "RESTRICTED PERIOD"), unless specifically invited in writing by the Company and unless a majority of the Continuing Directors (as defined below) has given its approval to such invitation, no such party will, nor will any such party permit any of its Affiliates to, nor will any such party cause any other person to, in any manner, directly or indirectly:

                  (a) make, or propose (publicly or otherwise), any tender or exchange offer, merger or other transaction involving the Company or any Company Affiliate or propose that the Company or any Company Affiliate engage in or enter into any transaction or similar activity,

                  (b)  make  or  propose   (publicly  or  otherwise)  any  proxy
         solicitation or solicitation of consents to vote any voting securities of the Company;

                  (c) form, join or in any way participate in a "group" (as defined under the Exchange Act) in connection with any of the actions set forth in clause (a);

                  (d) otherwise act, alone or in concert with others (including, without limitation, any holder of securities or other interests in the Company or any of its subsidiaries), to seek representation on the board of directors of the Company or any of its subsidiaries or to seek to control or influence the management, board of directors or policies of the Company or any of its subsidiaries or to take any of the actions described in clause (a);

                  (e) initiate, propose or otherwise solicit stockholders for the approval of any stockholder proposal (as described in Rule 14a-8 under the Exchange Act or otherwise) with respect to the Company; or

                  (f) encourage, assist or advise any third party or entity (including, without limitation, any holder of securities or other interests in the Company) with respect to any of the matters specified in this Section 2, or enter into any arrangements to so do.

Each of the Icahn Parties and the JANA Parties also agrees during the Restricted Period not to request that the Company (or its directors, officers, employees or agents), directly or indirectly, amend or waive any provision of this Section (including this sentence), or permit any of its Affiliates to so request. For purposes of this agreement: (1) "CONTINUING DIRECTORS" means, as of any date of determination, any member of the board of directors of the Company who (A) was a member of such board of directors on the date hereof or (B) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election; (2) "PERSON" shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity; and (3) references to "THE

COMPANY" include any successor to the Company and any subsidiaries of the Company. Notwithstanding the foregoing, (x) in the event the Tender Acceptance has not occurred on or before the Solicitation Date, the provisions of this
Section 2 shall be suspended with respect to the Icahn Parties and the JANA Parties until such time as the Tender Acceptance shall occur, and the provisions of this Section 2 shall terminate if the Tender Acceptance has not occurred on or before June 23, 2005, (y) the limitation set forth in Section 2(c) shall not apply with respect to any Icahn Party and its Affiliates constituting a "group" with any other Icahn Party or Icahn Party Affiliate and (z) the limitations set forth in Section 2(c) shall not apply with respect to any JANA Party and its Affiliates constituting a "group," with any other JANA Party or JANA Party Affiliate.

                  3. (a) The Company agrees to commence the Tender Offer on or before April 29, 2005.

                  (b) The Company agrees that, while all other business may be brought before such Annual Meeting, it will cause its 2005 Annual Meeting of Stockholders to be adjourned on May 10, 2005 before the nominations or elections of directors to a date no earlier than June 7, 2005 and no later than June 9, 2005 for the purpose of nominating and electing directors. Provided that the Tender Acceptance has not occurred and, in the event the Icahn Parties and the JANA Parties notify the Company on or before June 5, 2005, of their desire to further adjourn the meeting, the Company will cause the meeting to be further adjourned until a date no earlier than June 21, 2005 and no later than June 23, 2005.

                  (c) The Icahn Parties and the JANA Parties agree not to object to an amendment to the Company's By-Laws expressly granting the Chairman the authority to adjourn any meeting of stockholders. The Company agrees not to object to the Icahn Parties' notice of nominations as invalid under the Company's By-Laws or on the basis of claims asserted in the Action.

                  (d) Each of the Icahn Parties and the JANA Parties agrees not to comment or otherwise disclose publicly their plans and intentions as to whether to tender shares into the Tender Offer (other than a disclosure that such party intends to tender all shares then beneficially owned by such Party).

                  4. Immediately after this Agreement is executed, the Company will inform the Court having jurisdiction over the Action of the fact of this settlement, and thereafter will take all steps necessary to dismiss the Action, with prejudice.

                  5. The Company agrees to issue a press release in the form attached as Exhibit A. Each of the Icahn Parties and the JANA Parties agree to issue a press release in the form attached as Exhibit B promptly after the issuance of the Company release. The press releases will be issued at or before 9:00 a.m. (EDT) on Thursday, April 14, 2005. Prior to May 25, 2005, and at all times after the Tender Acceptance, the Company and each of the Icahn Parties and the JANA Parties further agree not to make any statements inconsistent with their respective press releases.

                  6. Each party to this Agreement acknowledges and agrees that money damages would not be sufficient for any breach of this Agreement by such party or any Affiliate of such party, and that the other party or parties to this Agreement shall be entitled to equitable relief, including injunction and specific performance as a remedy for such breach. Such remedies shall not be deemed to be exclusive remedies for such a breach, but shall be in addition to all other remedies available in law or equity.

                  7. (a) Effective upon the Tender Acceptance, each of the Icahn Parties, on behalf of itself and each of its direct and indirect subsidiaries, affiliates, predecessors, successors and assigns, and each of such party's participants in the Proxy Contest (as defined below), and each of the past and present principals, partners, officers and directors of any of them, individually and collectively (each such Party an "ICAHN PERSON" and, collectively, the "ICAHN PERSONS"), hereby releases, acquits, and forever discharges the Company, and each of its direct and indirect subsidiaries, parents, affiliates, predecessors, successors and assigns, and each of the Company's participants in the Proxy Contest, and each of the past and present principals, officers, directors, employees and attorneys of any of them, from and with respect to any and all claims, counterclaims, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, contracts, agreements, promises, damages, judgments, obligations, controversies, costs, expenses, attorneys' fees, liens, security interests, demands, assertions, cross claims, disputes, indebtedness, executions of any nature, and liabilities whatsoever possible, whether at law or in equity, statutory or otherwise, whether known or unknown, asserted or unasserted, of every kind and nature whatsoever, that any Icahn Person ever had, now has, or hereafter can, shall, or may have against any Company Party (as defined below) for, upon, or by reason of any matter, cause of action, or thing, whatsoever from the beginning of the world to the date of the Tender Acceptance, asserted in or arising out of or in connection with the Proxy Contest, the Nominations or the Action (each as defined below), but expressly excluding (among other claims) any claim for breach of or to enforce this Agreement.

                  (b) Effective upon the Tender Acceptance, each of the JANA Parties, on behalf of itself and each of its direct and indirect subsidiaries, affiliates, predecessors, successors and assigns, and each of such party's participants in the Proxy Contest (as defined below), and each of the past and present principals, partners, officers and directors of any of them, individually and collectively (each such Party a "JANA PERSON" and, collectively, the "JANA PERSONS"), hereby releases, acquits, and forever discharges the Company, and each of its direct and indirect subsidiaries, parents, affiliates, predecessors, successors and assigns, and each of the Company's nominees and participants in the Proxy Contest, and each of the past and present principals, officers, directors, employees and attorneys of any of them, from and with respect to any and all claims, counterclaims, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, contracts, agreements, promises, damages, judgments, obligations, controversies, costs, expenses, attorneys' fees, liens, security interests, demands, assertions, cross claims, disputes, indebtedness, executions of any nature, and liabilities whatsoever possible, whether at law or in equity, statutory or otherwise, whether known or unknown, asserted or unasserted, of every kind and nature whatsoever, that any JANA Person ever had, now has, or hereafter can, shall, or may have against any Company Party for, upon, or by reason of any matter, cause of action, or thing, whatsoever from the beginning of the world to the date of the Tender Acceptance, asserted in or arising out of or in connection with the Proxy Contest, the Nominations or the Action, but expressly excluding (among other claims) any claim for breach of or to enforce this Agreement.

                  (c) Effective upon the Tender Acceptance, the Company, on behalf of itself and each of its direct and indirect subsidiaries, affiliates, predecessors, successors and assigns, and each of the Company's nominees and participants in the Proxy Contest, and each of the past and present principals, officers and directors of any of them, individually and collectively (each such Party a "COMPANY PARTY" and, collectively, the "COMPANY PARTIES"), hereby releases, acquits, and forever discharges each Icahn Party and each JANA Party and each of its direct and indirect subsidiaries, parents, partners, affiliates, predecessors, successors and assigns, and each of such party's nominees and participants in the Proxy Contest, and each of the past and present principals, officers, directors, partners, employees and attorneys of any of them, from and with respect to any and all claims, counterclaims, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, contracts, agreements, promises, damages, judgments, obligations, controversies, costs, expenses, attorneys' fees, liens, security interests, demands, assertions, cross claims, disputes, indebtedness, executions of any nature, and liabilities whatsoever possible, whether at law or in equity, statutory or otherwise, whether known or unknown, asserted or unasserted, of every kind and nature whatsoever, that any Company Party ever had, now has, or hereafter can, shall, or may have against any Icahn Person or JANA Person for, upon, or by reason of any matter, cause of action, or thing, whatsoever from the beginning of the world to the date of the Tender Acceptance, asserted in or arising out of or in connection with the Proxy Contest, the Nominations or the Action (each as defined below), but expressly excluding (among other claims) any claim for breach of or to enforce this Agreement.

                  (d) "PROXY CONTEST" means the actions, omissions, solicitations, filings, allegations, campaign, and events that were part of, arose from, or were in connection with the solicitations of proxies by the Stockholders and the participants named in the related proxy material and statements around the Company's 2005 Annual Meeting of Stockholders.

                  (e) The "ACTION" means the action captioned in KERR-MCGEE CORPORATION VS. (1) CARL C. ICAHN, (2) BARBERRY CORPORATION, (3) HOPPER INVESTMENTS, LLC, (4) HIGH RIVER LIMITED PARTNERSHIP, (5) ICAHN PARTNERS MASTER FUND LP, (6) ICAHN OFFSHORE LP, (7) CCI OFFSHORE LLC, (8) ICAHN PARTNERS LP, (9) ICAHN ONSHORE LP, (10) CCI ONSHORE LLC, (11) JANA PARTNERS LLC, (12) BARRY ROSENSTEIN, AND (13) GARY CLAAR, Civil Action No. CV-05-276-F, in the United States District Court for the Western District of Oklahoma.

                  (f) "NOMINATIONS" means the Icahn Parties' nominations of Carl
C. Icahn and Barry Rosenstein to become members of the Board of Directors of the Company, the Company's response to these nominations, and all related acts taken by the Stockholders or the Company in relation thereto.

                  8. Any representation, warranty, promise, covenant, agreement or obligation of the Icahn Parties, on the one hand, and the JANA Parties, on the other hand, are several and not joint.

                  9. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

                  10. This Agreement is governed by the laws of the State of New York without giving effect to its conflicts of laws principles or rules.

                  The parties have duly executed this agreement.

                                                          KERR-MCGEE CORPORATION


                                                          By:
                                                             -------------------
                                                             Name:
                                                             Title:

ICAHN PARTIES:
-------------


_____________________________________________________
CARL C. ICAHN


BARBERRY CORPORATION

By:  ________________________________________________
     Name:
     Title:


HOPPER INVESTMENTS, LLC


By:  ________________________________________________
     Name:
     Title:


HIGH RIVER LIMITED PARTNERSHIP


By:  ________________________________________________
     Name:
     Title:

ICAHN PARTNERS MASTER FUND LP


By:  ________________________________________________
     Name:
     Title:


ICAHN OFFSHORE LP


By:  ________________________________________________
     Name:
     Title:


CCI OFFSHORE LLC


By:  ________________________________________________
     Name:
     Title:


ICAHN PARTNERS LP


By:  ________________________________________________
     Name:
     Title:


ICAHN ONSHORE LP


By:  ________________________________________________
     Name:
     Title:


CCI ONSHORE LLC


By:  ________________________________________________
     Name:
     Title:


JANA PARTIES:
------------

_____________________________________________________

BARRY ROSENSTEIN


_____________________________________________________

GARY CLAAR

_____________________________________________________


JANA PARTNERS LLC

By:  ________________________________________________
     Name:
     Title:

                                                                       Exhibit A

                       Kerr-McGee Reaches Settlement with

                          Icahn Group and JANA Partners

         Company Withdraws Litigation and Announces that Icahn and JANA
               Will Withdraw Board Nominees Pending Completion of
                       Announced Share Repurchase Program

         Oklahoma City, April 14, 2005 - Kerr-McGee Corp. (NYSE: KMG) announced today that it has entered into a settlement with Mr. Carl Icahn, certain affiliated funds and JANA Partners LLC. As a result, the company will dismiss its complaint with prejudice filed March 10, 2005, in the United States District Court for the Western District of Oklahoma.

         Kerr-McGee also announced that based on the company's recent actions to enhance stockholder value, including the previously announced separation of its chemical business and recently announced $4 billion share repurchase program in the form of a modified "Dutch Auction" tender offer, it has received written notice from the Icahn Group and JANA Partners confirming that they will immediately cease proxy solicitation activities. The Icahn Group and JANA Partners will withdraw their alternate board nominees from consideration for election to the board of directors of Kerr-McGee on successful completion of Kerr-McGee's repurchase program. Kerr-McGee has every expectation that it will complete the repurchase program by mid-May, 2005.

          "This settlement enables the company to deliver on its commitment to deliver stockholder value and to advance its strategy as a pure-play exploration and production company," said Luke R. Corbett, Kerr-McGee chairman and chief executive officer. "Our conversations with Mr. Icahn and JANA have been productive."

         Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $14 billion. For more information visit the company's website at WWW.KERR-MCGEE.COM.

                                                                       Exhibit B

           ICAHN GROUP & JANA PARTNERS COMMEND KERR-MCGEE FOR AGREEING
                   TO TAKE STEPS TO ENHANCE SHAREHOLDER VALUE

New York, April 14, 2005 - Carl Icahn and Barry Rosenstein today announced that they commend Kerr-McGee's management and its Board of Directors for engaging in productive discussions with us and other shareholders, and agreeing to take steps to enhance shareholder value. They stated that "we believe that the steps that Kerr-McGee has undertaken will prove beneficial to all its shareholders."

Messrs. Icahn and Rosenstein indicated that they were suspending their proxy contest for seats on the Board of Directors of the Kerr-McGee pending the commencement and successful completion of the tender offer for shares of its common stock which Kerr-McGee plans to commence shortly. When the tender offer is successfully completed, the proxy contest will be terminated said Messrs. Icahn and Rosenstein.

                              FOR IMMEDIATE RELEASE

         ICAHN GROUP & JANA PARTNERS COMMEND KERR-MCGEE FOR AGREEING TO
                    TAKE STEPS TO ENHANCE SHAREHOLDER VALUE

New York, New York, April 14, 2005
Contact:  Susan Gordon (212) 702-4309

Carl Icahn and Barry Rosenstein today announced that they commend Kerr McGee's management and its Board of Directors "for engaging in productive discussions with us and other shareholders, and agreeing to take steps to enhance shareholder value." They stated that "we believe that the steps that Kerr-McGee has undertaken will prove beneficial to all its shareholders."

Messrs. Icahn and Rosenstein indicated that they were suspending their proxy contest for seats on the Board of Directors of Kerr-McGee pending the commencement and successful completion of the tender offer for shares of its common stock which Kerr-McGee plans to commence shortly. When the tender offer is successfully completed, the proxy contest will be terminated, said Messrs. Icahn and Rosenstein.

                                       ###